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                                                                      EXHIBIT 8


                          Simpson Thacher & Bartlett
            A Partnership which Includes Professional Corporation

                             425 Lexington Avenue
                          New York, N.Y.  10017-3909
                                 212-455-2000


                                   September 19, 1995



Source One Mortgage
    Services Corporation
27555 Farmington Road
Farmington Hills, MI  48334-3357

Dear Sirs:

        We have acted as special United States tax counsel to Source One Mortgage Services Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-4 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of QUICS to be offered by the Company. In that connection, we have given the opinions contained in the section entitled "Certain United States Federal Income Tax Consequences" in the Registration Statement and related prospectuses.

        We hereby confirm that our opinions referenced in this letter are accurate and hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of our name in the section entitled "Certain United States Federal Income Tax Consequences" in the Registration Statement and related prospectuses.

        We do not express any opinion herein concerning any law other than the federal law of the United States.

                                                      Very truly yours,



                                                      SIMPSON THACHER & BARTLETT